Exhibit 99.1

Civista Bancshares, Inc. announces appointment of Harry Singer as director.

Sandusky, Ohio, May 23, 2019 / PRNewswire / – Civista Bancshares, Inc. (NASDAQ:CIVB) (“Civista”) announced that it is adding Harry Singer to its Board of Directors. In making the announcement, Dennis G. Shaffer, Chief Executive Officer of Civista, said “We are thrilled to add Harry to the Civista Bancshares, Inc. Board. He has been a valued member of the bank board for five years and brings with him both commercial real estate and retail experience in the Cleveland, Ohio market. He will be an asset to both boards.”

Mr. Singer responded, “I am honored to join the Board of Civista Bancshares, Inc. I have greatly enjoyed my almost five years of serving on the Board of Civista Bank and have come to greatly admire our organization’s Board and management team that has, I believe, built a platform that positions Civista to continue to meet the financial services needs of the communities that we serve while delivering superior shareholder returns. I hope my experience and perspective as an owner/operator of a middle market business will contribute to our strategic decision-making process.”

Mr. Singer, is currently President and CEO of Sandusco, Inc. and ICM Distributing Company (“ICM”), Inc., Twinsburg, Ohio. Sandusco owns and manages retail shopping centers in Sandusky and Fremont, Ohio and Auburn, Indiana. ICM, 100% owned by Sandusco, is a wholesale distributor of health and beauty care products, cosmetics, school supplies, energy drinks, dorm-room supplies, computer and cell phone accessories, toys and games and other general merchandise to retail markets throughout the United States. Sandusco formerly owned Arrow Distributing Company, a wholesale distributor of pre-recorded music and movies. Mr. Singer is a 1977 graduate of Emory University, where he received his B.A. in Economics and History, and a 1981 graduate of Indiana University, where he received his M.B.A. in Finance and Administration. He serves as an Advisor or Trustee of several Boards in his community

Mr. Singer will also serve on Civista’s Nominating and Corporate Governance Committee and will continue to serve on the Board of Directors of Civista Bank.

About Civista Bancshares, Inc.

Civista Bancshares, Inc. is a $2.3 billion financial holding company headquartered in Sandusky, Ohio. The Company’s banking subsidiary, Civista Bank, operates 38 locations in Northern, Central and Southwestern Ohio, Southeastern Indiana and Northern Kentucky.

Civista Bancshares, Inc. may be accessed at www.civb.com. The Company’s common shares are traded on the NASDAQ Capital Market under the symbol “CIVB”. The Company’s depositary shares, each representing a 1/40th ownership interest in a Series B Preferred Share, are traded on the NASDAQ Capital Market under the symbol “CIVBP”.

This press release may contain forward-looking statements regarding the financial performance, business prospects, growth and operating strategies of Civista. For these statements, Civista claims the protections of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Statements in this press release should be considered in conjunction with the other information available about Civista, including the information in the filings we make with the Securities and Exchange Commission. Forward-looking statements provide current expectations or forecasts of future events and are not guarantees of future performance. The forward-looking statements are based on management’s expectations and are subject to a number of risks and uncertainties. We have tried, wherever possible, to identify such statements by using words such as “anticipate,” “estimate,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operating or financial performance. Although management believes that the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from those expressed or implied in such statements. Risks and uncertainties that could cause actual results to differ materially include risk factors relating to the banking industry and the other factors detailed from time to time in Civista’ reports filed with the Securities and Exchange Commission, including those described in “Item 1A Risk Factors” of Part I of Civista’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018. Undue reliance should not be placed on the forward-looking statements, which speak only as of the date hereof. Civista does not undertake, and specifically disclaims any obligation, to update any forward-looking statement to reflect the events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events, except to the extent required by law.

For additional information, contact:

Dennis G. Shaffer

President and CEO

Civista Bancshares, Inc.

888-645-4121